As filed with the Securities and Exchange Commission on June 19, 2015

Registration No. 333-197821

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFETY QUICK LIGHTING & FANS CORP.
(Exact name of registrant as specified in its charter)

Florida	3640	46-3645414
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

One Buckhead Plaza

4400 North Point Parkway, Suite 154

Alpharetta, GA 30022

(770) 754-4711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. John P. Campi

4400 North Point Parkway, Suite 154

Alpharetta, GA 30022

(770) 754-4711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter J. Gennuso, Esq.

Robin D. Powell, Esq.

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, NY 10017

(212) 908-3958

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] Registration No. 333-197821

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

EXPLANATORY NOTE

This Amendment No. 2 to the Post-Effective Amendment No. 1 relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-197821) (the “Registration Statement”), initially filed by the Registrant on August 1, 2014 and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on October 22, 2014, and amended by the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement filed on May 28, 2015 and declared effective by the SEC on June 4, 2015. This Amendment No. 2 to the Post-Effective Amendment No. 1 is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended, solely to replace Exhibit 23.2 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

No.	Description
3.1	Articles of Incorporation of Registrant. *
3.2	Bylaws of Registrant. *
4.1	Form of Common Stock Certificate. *
5.1	Opinion of Thompson Hine LLP regarding the legality of the securities being registered. *
10.1	GE Trademark License Agreement, dated as of June 15, 2011, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. *
10.2	First Amendment to Trademark License Agreement, dated as of April 17, 2013, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. *
10.3	Form of Security Purchase Agreement for the Notes Offering closed November 26, 2013. *
10.4	Form of Registration Rights Agreement for the Notes Offering closed November 26, 2013. *
10.5	Form of Note Subscription Agreement for the Notes Offering closed November 26, 2013. *
10.6	Form of Common Stock Purchase Warrant for the Notes Offering closed November 26, 2013. *
10.7	Form of Secured Convertible Promissory Note for the Notes Offering closed November 26, 2013. *
10.8	Form of Voting Agreement. *
10.9	Office Lease, dated as of December 17, 2013, by and between Metzler One Buckhead Plaza, L.P. and Safety Quick Light LLC. *
10.10	Trademark Assignment, dated November 14, 2013, by and between Safety Quick Light LLC and Safety Quick Lighting & Fans Corp. *
10.11	Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. *
10.12	Assignment, dated November 13, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. *
10.13	Patent Assignment, dated November 14, 2013, by and between Safety Quick Light Ltd. and Safety Quick Lighting & Fans Corp. *
10.14	Trademark Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. *
10.15	Loan Agreement, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia. *
10.16	U.S. Small Business Administration Note, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia. *
10.17	Allonge Modifying Note, dated August 30, 2012, by and between Safety Quick Light LLC and Signature Bank of Georgia. *
10.18	Consent Agreement, dated as of November 14, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia. *

10.19	Amendment No. 1 to Consent Agreement, dated as of November 21, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia. *
10.20	Form of Lock-Up Agreement. *
10.21	DSI Marketing Agreement. *
10.22	Amended and Restated Executive Employment Agreement, dated as of March 26, 2014, by and between Safety Quick Lighting & Fans Corp. and James R. Hills. *
10.23	Consulting Agreement, dated as of November 1, 2013, by and between Safety Quick Lighting & Fans Corp. and Rani Kohen. *
10.24	Form of Security Purchase Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. *
10.25	Form of Registration Rights Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. *

10.26	Form of Note Subscription Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. *
10.27	Form of Common Stock Purchase Warrant for the Notes Offering closed May 8, 2014 and June 25, 2014. *
10.28	Form of Secured Convertible Promissory Note for the Notes Offering closed May 8, 2014 and June 25, 2014. *
10.29	Form of Common Stock Purchase Warrant, issued by the Company to March and July 2012 investors. *
10.30	Form of Stock Option Agreement. *
10.31	Second Amendment to Trademark License Agreement, dated as of August 13 2014, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. *
10.32	Office Lease dated October 24, 2014 between the Company and Highwoods DLF 98/29, LLC. *
10.33	Sublease Agreement dated October 15, 2014 between the Company and Stableford Capital, LLC. *
10.34	Agreement and Mutual Release and Waiver, dated November 21, 2014, between the Company and James R. Hills. *
10.35	Executive Employment Agreement, dated November 21, 2014, between the Company and John P. Campi. *
10.36	Form of Agreement and Waiver, dated December 10, 2014, between the Registrant and 2012 Investors. *
10.37	Form of Letter Agreement, dated January 23, 2014, between the Registrant and holders of Notes dated November 26, 2013, to convert Interest Due and/or Filing Default Damages and Effectiveness Default Damages into shares of the Registrant’s common stock. *
10.38	Form of Letter Agreement, dated January 23, 2014, between the Registrant and holders of Notes dated May 8, 2014, to convert Filing Default Damages and Effectiveness Default Damages into shares of the Registrant’s common stock. *
21	Subsidiaries of Registrant.*
23.1	Consent of Thompson Hine LLP, included in Exhibit 5.1. +
23.2	Consent of Bongiovanni & Associates, PA.

___________________

+     Contained in Exhibit 5.1.

*	Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the State of Georgia, on June 19, 2015.

SAFETY QUICK LIGHTING & FANS CORP.

By:	/s/ John P. Campi
John P. Campi
Chief Executive Officer (Principal Executive Officer) (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John P. Campi	Chief Executive Officer	June 19, 2015
John P. Campi

/s/ Rani Kohen	Chairman of the Board and Director	June 19, 2015
Rani Kohen

/s/ Phillips Peter	Director	June 19, 2015
Phillips Peter

/s/ Tom Ridge	Director	June 19, 2015
Tom Ridge

/s/ Dov Shiff	Director	June 19, 2015
Dov Shiff

EXHIBIT INDEX

No.	Description
3.1	Articles of Incorporation of Registrant. *
3.2	Bylaws of Registrant. *
4.1	Form of Common Stock Certificate. *
5.1	Opinion of Thompson Hine LLP regarding the legality of the securities being registered. *
10.1	GE Trademark License Agreement, dated as of June 15, 2011, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. *
10.2	First Amendment to Trademark License Agreement, dated as of April 17, 2013, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. *
10.3	Form of Security Purchase Agreement for the Notes Offering closed November 26, 2013. *
10.4	Form of Registration Rights Agreement for the Notes Offering closed November 26, 2013. *
10.5	Form of Note Subscription Agreement for the Notes Offering closed November 26, 2013. *
10.6	Form of Common Stock Purchase Warrant for the Notes Offering closed November 26, 2013. *
10.7	Form of Secured Convertible Promissory Note for the Notes Offering closed November 26, 2013. *
10.8	Form of Voting Agreement. *
10.9	Office Lease, dated as of December 17, 2013, by and between Metzler One Buckhead Plaza, L.P. and Safety Quick Light LLC. *
10.10	Trademark Assignment, dated November 14, 2013, by and between Safety Quick Light LLC and Safety Quick Lighting & Fans Corp. *
10.11	Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. *
10.12	Assignment, dated November 13, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. *
10.13	Patent Assignment, dated November 14, 2013, by and between Safety Quick Light Ltd. and Safety Quick Lighting & Fans Corp. *
10.14	Trademark Assignment, dated November 14, 2013, by and between Ran Kohen and Safety Quick Lighting & Fans Corp. *
10.15	Loan Agreement, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia. *
10.16	U.S. Small Business Administration Note, dated May 29, 2007, by and between Safety Quick Light LLC and Signature Bank of Georgia. *
10.17	Allonge Modifying Note, dated August 30, 2012, by and between Safety Quick Light LLC and Signature Bank of Georgia. *
10.18	Consent Agreement, dated as of November 14, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia. *
10.19	Amendment No. 1 to Consent Agreement, dated as of November 21, 2013, by and between Safety Quick Lighting & Fans Corp., Patricia Barron, Ran Roland Kohan, and Signature Bank of Georgia. *
10.20	Form of Lock-Up Agreement. *

10.21	DSI Marketing Agreement. *
10.22	Amended and Restated Executive Employment Agreement, dated as of March 26, 2014, by and between Safety Quick Lighting & Fans Corp. and James R. Hills. *
10.23	Consulting Agreement, dated as of November 1, 2013, by and between Safety Quick Lighting & Fans Corp. and Rani Kohen. *
10.24	Form of Security Purchase Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. *
10.25	Form of Registration Rights Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. *
10.26	Form of Note Subscription Agreement for the Notes Offering closed May 8, 2014 and June 25, 2014. *
10.27	Form of Common Stock Purchase Warrant for the Notes Offering closed May 8, 2014 and June 25, 2014. *

10.28	Form of Secured Convertible Promissory Note for the Notes Offering closed May 8, 2014 and June 25, 2014. *
10.29	Form of Common Stock Purchase Warrant, issued by the Company to March and July 2012 investors. *
10.30	Form of Stock Option Agreement. *
10.31	Second Amendment to Trademark License Agreement, dated as of August 13 2014, by and between GE Trademark Licensing, Inc. and SQL Lighting & Fans, LLC. *
10.32	Office Lease dated October 24, 2014 between the Company and Highwoods DLF 98/29, LLC. *
10.33	Sublease Agreement dated October 15, 2014 between the Company and Stableford Capital, LLC. *
10.34	Agreement and Mutual Release and Waiver, dated November 21, 2014, between the Company and James R. Hills. *
10.35	Executive Employment Agreement, dated November 21, 2014, between the Company and John P. Campi. *
10.36	Form of Agreement and Waiver, dated December 10, 2014, between the Registrant and 2012 Investors. *
10.37	Form of Letter Agreement, dated January 23, 2014, between the Registrant and holders of Notes dated November 26, 2013, to convert Interest Due and/or Filing Default Damages and Effectiveness Default Damages into shares of the Registrant’s common stock. *
10.38	Form of Letter Agreement, dated January 23, 2014, between the Registrant and holders of Notes dated May 8, 2014, to convert Filing Default Damages and Effectiveness Default Damages into shares of the Registrant’s common stock.
21	Subsidiaries of Registrant.*
23.1	Consent of Thompson Hine LLP, included in Exhibit 5.1. +
23.2	Consent of Bongiovanni & Associates, PA.

___________________

+     Contained in Exhibit 5.1.

*	Previously Filed.